UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

FORTUNE BRANDS INNOVATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Horizon Way Building N
Deerfield, Illinois		60015-3888
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 12, 2026, Fortune Brands Innovations, Inc. (the “Company”) issued a press release reporting the Company’s fourth quarter and full year 2025 results, as well as certain guidance for 2026. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transition

On February 12, 2026, Fortune Brands Innovations, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Mr. Amit Banati, a current director of the Company, as Chief Executive Officer of the Company (“CEO”), effective on May 13, 2026. Mr. Banati will succeed Mr. Fink who notified the Board on February 11, 2026 of his intention to resign as CEO and as a member of the Board, effective April 1, 2026. While serving as CEO, Mr. Banati will continue to serve as a Class II member of the Board. On February 12, 2026, the Company also announced that the Board appointed Ms. Susan S. Kilsby, on an interim basis, as Executive Chair effective February 12, 2026 and principal executive officer of the Company following the effective date of Mr. Fink’s resignation and prior to the commencement of Mr. Banati’s employment, after which time she will return to her role as Non-Executive Chair of the Board.

Mr. Banati, age 57, has served on the Board since September 2020. Mr. Banati has served as Chief Financial Officer of Kenvue, Inc., the world’s largest pure-play consumer health company by revenue, since May 2025. Prior to joining Kenvue, he served as Vice Chairman and Chief Financial Officer of Kellanova (formerly Kellogg Company), a leader in global snacking, international cereal, noodles and frozen foods, from December 2022 to May 2025. He joined Kellogg Company, a multinational food manufacturing company, in 2011 serving as President for Asia Pacific, Middle East and Africa until July 2019 when he was promoted to Senior Vice President and Chief Financial Officer

Ms. Kilsby, age 67, has served as a member of the Board since 2015 and as Non-Executive Chair of the Board since January 2021. Ms. Kilsby retired in May 2014 following a distinguished career in the global investment banking industry, with particular expertise in mergers and acquisitions, finance and international business. Ms. Kilsby served as Senior Advisor of Credit Suisse AG from 2009 until her retirement in 2014. Prior to that she served as Chairman and Head of Europe, Middle East, and Africa Mergers and Acquisitions at Credit Suisse AG. Prior to joining Credit Suisse, she held a variety of senior positions with The First Boston Corporation, Bankers Trust and Barclays de Zoete Wedd. Ms. Kilsby also has extensive board leadership experience. She currently serves as a Senior Independent Director of Diageo plc, a multinational alcoholic beverage company, as Vice Chair and Senior Independent Director of Unilever plc, a multinational consumer packaged goods company, and as a non-executive director of COFRA Holding plc, a retailing, real estate, asset management, private equity, renewable energy and sustainable food company. She previously served as Chair of the board of directors of Shire plc and on the board of directors of BHP Group plc and BHP Limited.

Mr. Fink’s decision to resign is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. There are no arrangements or understandings between Mr. Banati or Ms. Kilsby and any other persons pursuant to which they were selected as an officer of the Company. There are no family relationships between Mr. Banati or Ms. Kilsby and any director or executive officer of the Company and there are no transactions involving the Company that would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Banati’s appointment as CEO, the Company and Mr. Banati entered into an offer of employment (the “CEO Offer Letter”). Pursuant to the CEO Offer Letter, Mr. Banati’s compensation will consist of: (1) an annual base salary of $1,100,000; (2) an annual bonus target of 150% of his annual base salary; and (3) a long-term incentive compensation award with an annual target of $6,700,000. Mr. Banati’s long-term incentive award will be granted 50% in the form of performance share awards (“PSAs”), and 25% each in the form of restricted stock units (“RSUs”) and stock options, with vesting terms consistent with the Company’s annual equity grants. In addition, Mr. Banati will receive “Make Whole Compensation” in the form of a one-time cash award of $8,000,000, which must be repaid on a pro rata basis in the event Mr. Banati voluntarily leaves the Company without good reason prior to the three-year anniversary of his start date, and a one-time long term incentive award of $6,000,000 in RSUs (the “Make Whole RSUs”), which will vest equally over three years.

Mr. Banati is eligible to enter into the Company’s Form of Agreement for the Payment of Benefits Following Termination of Employment, which has previously been filed with the Company’s Annual Report on Form 10-K, except that Mr. Banati’s severance multiple will be two in the case of a qualifying termination, increased to three in the event of a qualifying termination following a change of control. In addition, in the event of a termination for good reason, a termination of employment by the Company without cause, or termination of employment as a result of death or disability or a change in control of the Company in which the Make Whole RSUs are not assumed, the vesting of the Make Whole RSUs will be accelerated.

In recognition of Mr. Banati’s forfeiture of certain compensation from his current employer, in the event that, following Mr. Banati’s execution of the CEO Offer Letter and his satisfaction of the conditions of employment set forth in the CEO Offer Letter, the Company elects not to commence Mr. Banati’s employment on or prior to May 13, 2026 (other than as a result of his commission of an act which would, if Mr. Banati was employed by the Company, constitute “cause”), then the Company will pay a cash award equivalent to the Make Whole Compensation.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release issued by the Company on February 12, 2026 in relation to the management transition is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 12, 2026, issued by Fortune Brands Innovations, Inc.
99.2	Press Release dated February 12, 2026, issued by Fortune Brands Innovations, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS INNOVATIONS, INC.

Date:	February 12, 2026	By:	/s/ Jonathan H. Baksht
		Name: Title:	Jonathan H. Baksht Executive Vice President and Chief Financial Officer